                                                               Exhibit 9(w)(iii)

                                                                       Exhibit A

                    INDOCAM INTERNATIONAL INVESTMENT SERVICES

                           INDOCAM ASIA ADVISERS LTD.

                                 Code of Ethics
                                 --------------

A.       Statement of Policy.
         --------------------

         This Code of Ethics is based upon the principle that the officers, directors and employees of Indocam International Investment Services and Indocam Asia Advisers Ltd. (each an "Adviser") owe a fiduciary duty to the shareholders of the investment companies (each a "Fund") registered under the Investment Company Act of 1940, as amended (the "1940 Act"), for which the Adviser acts as investment adviser or subadviser. Accordingly, each officer, director and employee of the Adviser should conduct personal trading activities in a manner that does not interfere with a Fund's portfolio transactions or take advantage of a relationship with any Fund. Persons covered by this Code of Ethics must adhere to these general principles as well as the Code's specific requirements.

         The fundamental position of the Adviser is that in effecting personal securities transactions personnel of the Adviser must place at all time the interests of the Funds and the Funds' shareholders ahead of their own pecuniary interests. All personal securities transactions by such persons must be conducted in accordance with this Code of Ethics and in a manner to avoid any actual or potential conflict of interest or any abuse of such person's position of trust and responsibility. Further, such persons should not take inappropriate advantage of their positions with or on behalf of a Fund. Without limiting the foregoing, it is the intention of the Adviser that this Code of Ethics does not prohibit personal securities transactions by personnel of the Adviser made in accordance with the letter and the spirit of the Code.

B.       Definitions.
         ------------

         For purposes of this Code of Ethics, the following definitions will apply:

1. The term "ACCESS PERSON" shall mean any director, officer or ADVISORY PERSON (as defined below) of the Adviser.

2. The term "ACQUISITION" or "ACQUIRE" includes the receipt of any gift of a COVERED SECURITY (as defined below).

3. The term "ADVISORY PERSON" shall mean (i) every employee of the Adviser (or of any company in a CONTROL relationship to the Adviser, including Indocam Asset Management and Indocam Investment Services, Inc.) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a COVERED SECURITY (as defined below) by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales, (ii) every natural person in a control relationship to the Adviser who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a COVERED SECURITY and (iii) every other employee or independent contractor of the Adviser (or a company in a CONTROL relationship to the Adviser) designated as an ADVISORY PERSON by the REVIEW OFFICER.

4. The term "BENEFICIAL OWNERSHIP" shall mean a direct or indirect "pecuniary interest" (as defined in subparagraph (a)(2) of Rule l6a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph (a)(2) of Rule l6a-1 is complex, the term generally means the opportunity directly or indirectly to provide or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of:

         (i) ownership of securities by any of such person's immediate family members sharing the same household (including child, stepchild, grandchild, parent, stepparent, grandparent, spouse or "significant other," sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);

         (ii) the person's partnership interest in the portfolio securities held by a general or limited partnership which such person controls;

         (iii) the existence of a performance-related fee (not simply an asset-based fee) received by such person as broker dealer, investment adviser or manager to a securities account;

         (iv) the person's right to receive dividends from a security provided such right is separate or separable from the underlying securities;

         (v) the person's interest in securities held by a trust (as trustee, beneficiary, settlor or otherwise) under certain circumstances including those specified in Rule 16a-8(b) of the Exchange Act; and

         (vi) the person's night to acquire securities through the exercise or conversion of a "derivative security" (which term excludes (a) a broad-based index option or future, (b) a right with an exercise or conversion privilege at a price that is not fixed, and (c) a security giving rise to the right to receive such other security only pro rata and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

5. The term "CONTROL" shall mean the power to exercise a controlling influence over the management or policies of the Adviser or a Fund, unless such power is solely the result of an official position with the Adviser or the Fund, all as determined in accordance with Section 2(a)(9) of the 1940 Act.

6. The term "COVERED SECURITY" shall mean any "security" as defined in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of U.S.-registered open-end investment companies, direct obligations of the government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality, short term debt instruments, including repurchase agreements, and any other security determined by the Securities and Exchange Commission or its staff to be excluded from the definition of COVERED SECURITY under Rule 17j-1 under the 1940 Act.

7. The term "INVESTMENT PERSONNEL" shall mean all portfolio managers of the Adviser and other advisory persons who assist the portfolio managers in making investment decisions for a Fund, including, but not limited to, analysts and traders of the Adviser (or of a company in a CONTROL relationship to the Adviser).

8. The term "MATERIAL NON-PUBLIC INFORMATION" with respect to an issuer shall mean information, not yet released to the public, that would have a substantial likelihood of affecting a reasonable investor's decision to buy or sell any securities of such issuer.

9. The term "PURCHASE" shall include the writing of an option to purchase and the receipt, through a gift or any other acquisition, of a security.

10. The term "REVIEW OFFICER" shall mean the compliance officer of the Adviser designated from time to time by the Adviser to receive and review reports of purchases and sales by access persons. The term "ALTERNATIVE REVIEW OFFICER" shall mean the officer of the Adviser designated from time to time by the Adviser to receive and review reports of purchases and sales by the REVIEW OFFICER or, in the absence of the REVIEW OFFICER, other ACCESS PERSONS, and who shall act in all respects in the manner prescribed herein for the Review Officer. The Adviser shall maintain the names of the officers who are designated as REVIEW OFFICER and ALTERNATIVE REVIEW OFFICER. All references in this Code to the "REVIEW OFFICER" shall include the "ALTERNATIVE REVIEW OFFICER" unless the context indicates otherwise.

11. The term "SALE" shall include the writing of an option to sell and the making of a gift.

12. The phrase "SECURITY HELD OR TO BE ACQUIRED" shall mean any COVERED SECURITY which, within the most recent 15 days, is or has been held by a Fund or is being or has been considered by the Adviser for purchase by a Fund or any option to purchase or sell any security convertible into, or exchangeable for, such COVERED SECURITY.

13. A security is "BEING CONSIDERED FOR PURCHASE OR SALE" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

14. "INITIAL PUBLIC OFFERING" means, in the case of a U.S. issuer, an offering of securities registered under the Securities Act of 1933, as amended, by an issuer, which immediately before registration, was not subject to reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended and, in the case of a non-U.S. issuer, the initial public offering of equity securities in the jurisdiction in which it is or will be principally traded.

15. "PRIVATE OFFERING" means (i) an offering that is exempt from registration under the Securities Act of 1933 (the "Securities Act"), as amended, pursuant to Section 4(2) or 4(6) of such Act or Regulation D thereunder and an offshore offering exempt from registration pursuant to Regulation S under the Securities Act.

C.       Prohibited Activities.
         ----------------------


         While the scope of actions which may violate the Statement of Policy set forth above cannot be exactly defined, such actions would always include at least the following prohibited activities.

1. COMPETING WITH FUND TRADES: No ACCESS PERSON shall, directly or indirectly, purchase or sell securities in such a way that the access person knew, or reasonably should have known, that such securities transactions compete in the market with actual or considered securities transactions for a Fund, or otherwise personally act to injure a Fund's securities transactions;

2. PERSONAL USE OF FUND TRADING KNOWLEDGE: No ACCESS PERSON shall use the knowledge of securities purchased or sold by a Fund or securities BEING CONSIDERED FOR PURCHASE OR SALE by a Fund to profit personally, directly or indirectly, by the market effect of such transactions;

3. DISCLOSURE OF FUND TRADING KNOWLEDGE: No ACCESS PERSON shall, directly or indirectly, communicate to any person who is not an ACCESS PERSON any MATERIAL NON-PUBLIC INFORMATION relating to a Fund or any issuer of any security owned by a Fund, including, without limitation, the purchase or sale or CONSIDERED PURCHASE OR SALE of a security on behalf of a Fund, except to the extent necessary to effectuate securities transactions on behalf of a Fund;

4. BOARD SERVICE; OUTSIDE EMPLOYMENT: ACCESS PERSONS shall not serve on the board of directors or trustees of any organization whose securities are quoted on a stock exchange, absent prior written authorization and determination by the REVIEW OFFICER that the board service would not be inconsistent with the interests of the Funds and their shareholders. Where board service is authorized, ACCESS PERSONS serving as directors may not take part in an investment decision on behalf of a Fund concerning securities of such issuers. Likewise, no ACCESS PERSON may accept any outside employment absent the prior written authorization of the REVIEW OFFICER;

5. SHORT TERM TRADING: Investment personnel shall not purchase and sell, or sell and purchase, the same (or equivalent) securities within a 60 calendar day period, unless they have sought and obtained the prior approval of the REVIEW OFFICER, which approval shall only be granted in extenuating circumstances, as determined in the sole discretion of the REVIEW OFFICER.

6. INITIAL PUBLIC OFFERINGS: INVESTMENT PERSONNEL shall not, directly or indirectly, purchase any COVERED SECURITY sold in an INITIAL PUBLIC OFFERING of an issuer without obtaining prior written approval from the REVIEW OFFICER;

7. PRIVATE OFFERINGS: INVESTMENT PERSONNEL shall not, directly or indirectly, purchase any security issued pursuant to a PRIVATE OFFERING without obtaining prior written approval from the REVIEW OFFICER. INVESTMENT PERSONNEL who have received authorization to purchase a PRIVATE OFFERING must disclose such holding when such INVESTMENT PERSONNEL are involved in consideration of the purchase of securities of an issuer of such privately placed securities. A decision to purchase securities of an issuer in which any INVESTMENT PERSONNEL own a privately issued security must be independently reviewed by INVESTMENT PERSONNEL with no personal interest in such issuer;

8. ACCEPTANCE OF GIFTS: INVESTMENT PERSONNEL shall not accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of any Fund;

9. DISCLOSURE OF PERSONAL INTEREST: INVESTMENT PERSONNEL shall not recommend any securities transaction by a Fund without having previously disclosed any beneficial ownership interest in such securities or the issuer thereof to the REVIEW OFFICER, including without limitation:

        (i)   his or her BENEFICIAL OWNERSHIP of any securities of such issuer;
        (i)   any contemplated transaction by such person in such securities;
        (ii)  any position with such issuer or its affiliates; and
        (ii) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

        Such interested INVESTMENT PERSONNEL may not participate in a Fund's decision to purchase and still securities of such issuer.

10. TRANSACTIONS DURING BLACKOUT PERIOD: No PORTFOLIO MANAGER shall, directly or indirectly, purchase or sell any COVERED SECURITY in which he or she has, or by reason of such purchase acquires, any BENEFICIAL OWNERSHIP within a period of seven (7) calendar days before and seven (7) calendar days (or such shorter period not less than two (2) days as approved by the review officer) after any Fund has purchased or sold such COVERED SECURITY.

D.      Exempt Transactions and Conduct.
        --------------------------------

        The following transactions are exempt from the preclearance requirements and substantive prohibitions and restrictions of the Code:

1. Purchases or sales for an account over which the ACCESS PERSON has no direct or indirect influence or control;

2.      Purchases or sales which are non-volitional on the part of the ACCESS
PERSON;

3. Purchases which are part of an automatic dividend reinvestment plan, automatic payroll deduction program, automatic cash purchase or withdrawal plan or other similar automatic transaction program but only to the extent the ACCESS PERSON makes no voluntary adjustment in the rate or type of investment;

4.      Purchases made by exercising rights distributed by an issuer pro rata to
                                                                     --------
all holders of a class of its securities, to the extent such rights were acquired by the ACCESS PERSON from the issuer, and sales of such rights so acquired;

5. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all of the securities of the same class;

6. Purchases or sales for which the ACCESS PERSON has received prior written approval from the REVIEW OFFICER. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code of Ethics and Section 17(j) of the 1940 Act and rules thereunder;

1. Purchases in an INITIAL PUBLIC OFFERING if (i) the offering is part of the privatization of a government-owned enterprise and (ii) the allocation of shares available for purchase by the ACCESS PERSON are allocated by a person or authority that is not an ACCESS PERSON of the Adviser;

7.      The receipt of any gift of a COVERED SECURITY; and

8. Transactions involving the disposition solely of fractional shares of equity COVERED SECURITIES.

        Subject to applicable law, the REVIEW OFFICER may, upon consideration of all of the relevant facts and circumstances, grant a written exemption from provisions of this Code of Ethics with respect to any transaction based on a determination that the transaction does not conflict with the interests of a Fund.

        Transactions exempted from the restrictions in this section D are subject to the Reporting requirements set forth in Section H and I below.

E.      Joint Participation.
        --------------------

        ACCESS PERSONS should be aware that a specific provision of the 1940 Act prohibits such persons in the absence of an order of the Securities and Exchange Commission (the "Commission"), from effecting a transaction in which the Fund is a "joint or a joint and several participant" with such person. Any transaction which suggests the possibility of a question in this area should be presented to legal counsel for review.

F.      Duplicate Brokerage Confirmations and Statements.
        -------------------------------------------------

        Each ACCESS PERSON must direct the ACCESS PERSON'S brokers to supply to the REVIEW OFFICER, on a timely basis and not less frequently than every calendar quarter, duplicate copies of confirmations of and account statements reflecting all COVERED SECURITIES transactions and holdings in which the ACCESS PERSON has or acquires a direct or indirect BENEFICIAL OWNERSHIP, in each case whether or not one of the exemptions listed in Section D above applies.

G.      Pre-clearance Procedures For Transactions in Securities.
        --------------------------------------------------------

        INVESTMENT PERSONNEL must request and obtain pre-clearance of the REVIEW OFFICER before effecting any personal securities transactions in COVERED SECURITIES in or as to which the INVESTMENT PERSONNEL both: (i) has or acquires A BENEFICIAL OWNERSHIP and (ii) has direct or indirect sole or shared investment control, except for exempt transactions described in Section D above. Investment personnel must submit to the REVIEW OFFICER a pre-clearance request on a form designated by the REVIEW OFFICER from time to time for each purchase or sale of a COVERED SECURITY by such INVESTMENT PERSONNEL or immediate family members (as defined in Section B(4) above) prior to or as soon as possible after the execution of such trade. The transaction may not be effected unless the REVIEW OFFICER pre-clears the transaction in writing or orally (and subsequently confirming the oral pre-clearance in writing). You may not trade until clearance is given. PRE-CLEARANCE IS VALID ONLY FOR THE TRADING DAY ON WHICH IT IS ISSUED.

        Subject to applicable law, the REVIEW OFFICER may, upon consideration of all of the relevant facts and circumstances, grant a written exemption from this pre-clearance provision of this Code of Ethics to any person or category of employee of the Adviser. Any grant of an exemption must be based on a determination that the person or category of employee is not in a position with the Adviser where such person or category of persons would have sufficient access to information concerning a Fund's portfolio transactions to interfere with such transactions or take advantage of the Adviser's relationship with a Fund to warrant the pre-clearance of such person's or category of persons' personal securities transactions.

H.      Reporting Requirements.
        -----------------------

1. Quarterly Reports: Each ACCESS PERSON shall submit to the REVIEW OFFICER a report in the form approved by the REVIEW OFFICER as to all COVERED SECURITIES transactions during each quarterly period, in which such ACCESS PERSON has, or by reason of such transactions acquires or disposes of, any BENEFICIAL OWNERSHIP of a COVERED SECURITY, whether or not one of the exemptions listed in one of the other Sections of this Code applies. ACCESS PERSONS shall not be required to report securities transactions effected for any account over which such person does not have any direct or indirect influence. Every report shall be made not later than ten (10) days after the end of each calendar quarter in which the transaction(s) to which the report relates was effected and shall contain the following information:

        i. The date of each transaction, the title, class and number of shares, and the principal amount of each COVERED SECURITY involved;

        ii.  The nature of each transaction (i.e., purchase, sale or other type
                                             ----
        of acquisition or disposition);

        iii. The price at which each transaction was effected; and

        iv. The name of the broker, dealer or bank with or through whom each transaction was effected;

       provided however, if no transactions in any COVERED SECURITIES required
       ----------------
to be reported were effected during a quarterly period by an ACCESS PERSON, such ACCESS PERSON shall submit to the REVIEW OFFICER a report in a form approved by the REVIEW OFFICER within the time-frame specified above stating that no reportable COVERED SECURITIES transactions were effected.

2.      Brokerage Accounts: With respect to any account established by the
        ------------------
ACCESS PERSON, which account held any securities (including, but not limited to
                                  ---
COVERED SECURITIES) in which such ACCESS PERSON had a beneficial ownership during the quarter, the ACCESS PERSON must file with the REVIEW OFFICER with ten
(10) days of the end of each calendar quarter a report containing the following information:

        (i) the name of the broker dealer or bank with which the ACCESS PERSON established the account.

        (ii)  the date the account was established.

        (iii) the date the report is submitted.

An ACCESS PERSON must also report within the time frames set forth above the information set forth above as to any COVERED SECURITY transaction in which an immediate family member of the ACCESS PERSON not sharing the same household as the ACCESS PERSON acquires or disposes of BENEFICIAL OWNERSHIP of any COVERED SECURITY if the ACCESS PERSON exercises direct or indirect, sole or shared, investment control as to the transactions.

3. Every report concerning a COVERED SECURITIES transaction prohibited under Section C hereof with respect to which the reporting person relies upon one of the exceptions provided in Section D shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

4. Notwithstanding subparagraph (2) of this Section, an ACCESS PERSON need not report securities transactions pursuant to this Code of Ethics where the reported information would be duplicative of information reported pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940.

5. Any report submitted by an ACCESS PERSON in accordance with this Code may contain a statement that the report will not be construed as an admission by that person that he or she has any direct or indirect BENEFICIAL OWNERSHIP in the COVERED SECURITY to which the report relates and the existence of any report will not by itself be construed as an admission that any event reported thereon constitutes a violation of this Code.

I.      Initial and Annual Disclosure of Personal Holdings
        --------------------------------------------------

1.      Initial and Annual Reports: Every ACCESS PERSON shall submit an initial
        ---------------------------
report to the REVIEW OFFICER within 10 days of being notified that such person is an ACCESS PERSON and an annual report (which is current as of a date between
                    ---
December 31 of the prior year and January 29 of the current year) no later than January 29th of each year which contains the following information:

         (i) The title, number of shares or principal amount of each COVERED SECURITY in which such person has a direct or indirect BENEFICIAL INTEREST;

         (ii) The name of the broker, dealer or bank with whom such person maintains any account in which any securities (including but not limited to COVERED SECURITIES) in which the ACCESS PERSON has a BENEFICIAL OWNERSHIP; and

         (iii) The date the report is submitted.

2. Likewise an ACCESS PERSON must also file an initial and annual report by the same dates specified above disclosing all COVERED SECURITIES in which an immediate family member of the ACCESS PERSON not sharing the same household as the ACCESS PERSON has a BENEFICIAL OWNERSHIP if the ACCESS PERSON exercises direct or indirect sole or shared investment control with respect to such COVERED SECURITIES. This report will contain the information specified above but as to such immediate family member's COVERED SECURITIES.

J.      Alternative Reporting Provisions.
        ---------------------------------

        As an alternative to the literal compliance with the quarterly and annual reporting requirements of Section H, an ACCESS PERSON shall be considered to have satisfied his or her reporting requirements provided that, such ACCESS PERSON supplies to the REVIEW OFFICER annually a list of all of his or her brokers during the prior year and certifies that he or she directed such brokers to supply duplicate copies of confirmations of all COVERED SECURITIES to the REVIEW OFFICER as provided by Section F of the Code. With respect to such ACCESS PERSONS, such persons must supply or direct his or her brokers to supply a computer printout or similar report within 10 days after the end of each calendar quarter and an annual report by January 29th of each year which report shall contain at least the information that would otherwise have been required by Section H.

        The REVIEW OFFICER may approve other alternative reporting procedures consistent with Rule 17j-1 from time to time.

K.      Initial and Annual Certification of Compliance.
        -----------------------------------------------

        Each ACCESS PERSON, within ten (10) days of becoming an ACCESS PERSON, must certify, on a form designated by the REVIEW OFFICER that: (i) he or she has received, read and understands this Code of Ethics and recognizes that he or she is subject thereof, (ii) he or she will comply with the requirements of this Code of Ethics and any amendments to this Code; and (iii) he or she has disclosed to the Adviser all holdings of COVERED SECURITIES and all accounts required to be disclosed pursuant to the requirements of this Code of Ethics.

        All ACCESS PERSONS shall certify annually (by a date specified by the REVIEW OFFICER) on the form approved by the REVIEW OFFICER that they (i) have read and understand this Code of Ethics and recognize that they are subject hereto, (ii) have complied with the requirements of this Code of Ethics and will comply with any amendments to this Code and (iii) have disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

L.      Confidentiality.
        ----------------

        All information obtained from any ACCESS PERSON hereunder shall normally be kept in strict confidence by the Adviser, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self regulatory organization or other civil or criminal authority to the extent required and permitted by law or regulation or to the extent considered appropriate by senior management of the Adviser in light of all the circumstances. In addition, in the event of violations or apparent violations of the Code, such information may be disclosed to affected clients.

M.      Notice to Access Persons.
        -------------------------

        The Adviser shall identify all persons who are considered to be "ACCESS PERSONS," "INVESTMENT PERSONNEL" and "PORTFOLIO MANAGERS," inform such persons of their respective duties and provide such persons with copies of this Code of Ethics. However, the failure of the REVIEW OFFICER to notify any person of their status as either an ACCESS PERSON, INVESTMENT PERSONNEL and/or PORTFOLIO MANAGER, shall not relieve them of their obligations under this Code of Ethics. In particular, personal securities positions and transactions will be monitored against Fund portfolio positions and transactions.

N.      Review of Reports.
        ------------------

        The Code of Ethics is designed to detect and prevent fraud against Fund shareholders, and to avoid the appearance of impropriety. Accordingly, the REVIEW OFFICER will review the information to be compiled under this Code of Ethics in accordance with such review procedures as the REVIEW OFFICER and senior management of the Adviser shall from time to time determine to be appropriate in light of the purposes of this Code of Ethics.

O.      Sanctions.
        ----------

        Any violation of this Code of Ethics shall result in the imposition of such sanctions as the Adviser may deem appropriate under the circumstances which may include, but are not limited to, removal or suspension from office, demotion, a letter of censure and/or restitution to the applicable Fund(s) of an amount equal to the advantage the offending person shall have gained by reason of such violation, and referral to civil or criminal authorities.

P.      Recordkeeping Requirements.
        ---------------------------

        The Adviser shall maintain and preserve:

1.      in an easily accessible place, a copy of this Code of Ethics
(and any prior code of ethics that was in effect at any time during the past five years) for a period of five years;

2. in an easily accessible place, a record of any violation of this Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

3. a copy of each report (or computer printout) submitted under this Code of Ethics for a period of five years, provided that for the first two years such reports must be maintained and preserved in an easily accessible place;

4. in an easily accessible place, a list of all persons who are, or within the past five years were, required to make or required to review reports pursuant to this Code of Ethics;

5.      a copy of each report provided to any Fund as required by paragraph
(c)(2)(ii) of Rule 17j-1 under the 1940 Act or any successor provision for a period of five years following the end of the fiscal year in which such report is made, provided that for the first two years such record shall be preserved in an easily accessible place; and

6. a written record of any decision, and the reasons supporting any decision, to approve the purchase by an ACCESS PERSON of any security in an INITIAL PUBLIC OFFERING or PRIVATE OFFERING for a period of five years following the end of the fiscal year in which the approval is granted.


                                                Approved by IIIS: March 14, 2000

                                       Approved by IAAL:                  , 2000
                                                        ------------------

Indocam International Investment Services
90, boulevard Pasteur
75730 Paris, France

RE:      Annual Certification of Compliance
         With the Code of Ethics
         -----------------------

Ladies and Gentlemen:

        The undersigned hereby certifies that he/she (i) has read and understood the Code of Ethics (the "Code") for Indocam International Investment Services and Indocam Asia Advisers, Ltd, dated ______________ and recognizes that he/she is subject to such Code and any amendments to the Code, (ii) has complied with the requirements of the Code and (iii) has disclosed or reported all holdings of covered securities and all accounts as required to be disclosed or reported pursuant to the requirements of the Code.

Date:                                 By:
      -------------------------------    ---------------------------------------
                                         Name:

Indocam International Investment Services
90, boulevard Pasteur
75730 Paris, France

RE:      Certification of Initial Holdings Report Required
         Under the Code of Ethics
         ------------------------

Ladies and Gentlemen:

         The undersigned hereby certifies that he/she (i) has read
and understands the Code of Ethics (the "Code") for Indocam
International Investment Services and Indocam Asia Advisers, Ltd,
dated                                 and recognizes that he/she is subject
     --------------------------------
to such Code and any amendments to the Code and (ii) has disclosed or reported all holdings of covered securities and all accounts as required to be disclosed or reported pursuant to the requirements of Section I of the Code as of a date no later than 10 days after he/she is notified that he/she is an access person.

Date:                                 By:
      -------------------------------    ---------------------------------------
                                         Name:

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